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                                                                       Exhibit 5

                       B A S S, B E R R Y & S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234




                                 May 19, 1998

AmSurg Corp.
One Burton Hills Boulevard, Suite 350
Nashville, TN 37215

         Re:     REGISTRATION STATEMENT ON FORM S-1 (File No. 333-50813)

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission, covering 4,255,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"), of AmSurg Corp., a Tennessee corporation (the "Company"), to be offered by the Company.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Class A Common Stock to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                                      Sincerely,






                                                      /s/ Bass, Berry & Sims PLC